                                                                       EXHIBIT 5


                             Katten Muchin & Zavis
                                 525 W. Monroe
                                  Suite 1600
                            Chicago, Illinois 60661



                                 June 23, 1997


Illinois Superconductor Corporation
451 Kingston Court
Mt. Prospect, Illinois  60056

         RE:     REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel for Illinois Superconductor Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 715,488 shares of the Company's Common Stock, $.001 par value per share, of which (i) 637,061 shares (the "Conversion Shares") may in the future be issued upon the conversion of certain outstanding shares of Series B Convertible Preferred Stock (the "Series B Stock"), (ii) 15,927 shares may in the future be issued as accrued dividends for one year on the Series B Stock (the "Dividend Shares"), and (iii) 62,500 shares (the "Warrant Shares") may in the future be issued upon the exercise of a certain outstanding warrant (the "Warrant").

         In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agent for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including
(a) the Registration Statement, (b) the Certificate of Incorporation of the Company, (c) the By-Laws of the Company, (d) the Certificate of Designation, Preferences and Rights related to the Series B Stock (the "Certificate of Designation"), (e) resolutions adopted by the Board of Directors of the Company and (f) the Warrant.

         In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the transactions contemplated by the Registration

Illinois Superconductor Corporation
June 23, 1997
Page 2



Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

         Based upon and subject to the foregoing, it is our opinion that:

         (1) The Conversion Shares, when issued by the Company upon the conversion of the Series B Stock in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable;

         (2) The Dividend Shares, if and when issued by the Company as accrued dividends on the Series B Stock in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and non-assessable.

         (3) The 62,500 Warrant Shares, when issued by the Company upon the exercise of the Warrant in accordance with its terms, will be validly issued, fully paid and non-assessable.

         We hereby consent to use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement.



                                                    Very truly yours,



                                                    /s/ KATTEN MUCHIN & ZAVIS

                                                    KATTEN MUCHIN & ZAVIS